Exhibit 99. CODEETH

FINANCIAL
OFFICER
CODE
OF
ETHICS

1.

Introduction

The
reputation
and
integrity
of
Fundrise Growth
Tech
Fund,
LLC
(the
“Fund”)
are
valuable
assets that are vital to the Fund’s success.
The Fund has adopted this Code of Ethics (the “Code”)
to comply with Section 406 of the Sarbanes-Oxley Act
of 2002 and the rules promulgated by the Securities
and Exchange Commission (the “SEC”)
thereunder. This
Code is
in addition to, not
in replacement
of, the Code of
Ethics
adopted
by the Fund
for
access
persons
pursuant
to Rule 17j-1 under
the
Investment Company
Act of
1940
(the
“1940
Act”).

The
Fund
requires
its
Principal
Executive
Officer,
Principal
Financial/Accounting
Officer,
or
other Fund officers
performing
similar
functions
(collectively, the “Principal
Officers”)
to maintain the highest
ethical
and legal standards while performing
their
duties and responsibilities to the Fund, with
particular
emphasis
on
those
duties
that
relate
to
the
preparation
and
reporting
of
the
financial information of the Fund. The principles and responsibilities below shall govern the professional conduct of the Principal Officers:

2.

Honest and Ethical Conduct

The
Principal Officers shall
act
with
honesty and integrity,
avoiding
actual
or apparent
conflicts of interest
in
personal
and professional
relationships, and shall
report
any material
transaction or relationship that
reasonably could
be expected
to give rise to
such conflict
between their
interests and
those
of the
Fund
to
the
Audit
Committee
of
the
Board
of
Directors
of
the
Fund
(the
“Board”) or
to
the
full
Board and,
in addition,
to any
other
appropriate
person or
entity that
may
reasonably be
expected
to
deal
with
any
conflict
of
interest
in
a
timely
and
expeditious
manner.

The Principal Officers shall act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing their independent judgment to be subordinated or compromised.

3.

Financial Records and Reporting

The Principal Officers shall provide full, fair, accurate, timely and understandable disclosure in the reports and/or
other
documents
to be filed with or submitted to the SEC or other
applicable body
by
the
Fund,
or
that
is
otherwise
publicly
disclosed
or communicated.
The
Principal
Officers shall comply with
applicable rules and regulations of federal, state, and local governments, and other appropriate private and public regulatory agencies.

The Principal Officers shall
respect
the
confidentiality of information acquired
in the course of their
work and shall
not
disclose such information except
when
authorized
or
legally obligated to disclose. The Principal Officers will not use confidential information acquired in the course of their duties as Principal Officers.

The Principal Officers shall share knowledge and maintain skills important and relevant to the Fund’s needs;
shall
proactively
promote
ethical
behavior
of
the
Fund’s
officers
and
with
industry
peers
and
associates;
and
shall
maintain
control
over
and
responsibly
manage
assets
and
resources employed or entrusted to them by the Fund.

4.

Compliance with this Code of Ethics

The Principal Officers shall promptly report any violations of this Code to the Fund
’s Chief Compliance
Officer
(the
“CCO”),
the
Audit
Committee
of
the
Board
or
the
full
Board
and
shall
be held
accountable for
strict
adherence to this
Code.
A
proven
failure
to uphold the standards
stated herein
shall
be
grounds
for
such
sanctions
as
shall
be
reasonably
imposed
by
the
Board.

Principal
Officers
who
report
violations
or
suspected
violations
in
good
faith
will
not
be
subject
to retaliation
of any kind.
Reported violations
will
be
investigated and addressed
promptly and will be treated confidentially to the extent possible.

5.

Amendment and Waiver

This Code may only be amended or modified by approval of the Board. Any substantive amendment that is not technical or administrative in nature or any material waiver, implicit or otherwise, of any provision
of this
Code of
Ethics,
shall
be communicated
publicly
in accordance with Item 2 of
Form N-CSR under the 1940 Act.

6.

Questions about the Code

The Board has
designated the CCO
to implement
and administer
this
Code.
Any questions
about this Code should be directed to the CCO.